UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On April 15, 2015, Vistaprint Italy S.R.L., a wholly owned subsidiary of Cimpress N.V., completed its previously announced acquisition of 70% of the shares of Exagroup SAS, a French simplified joint stock company, for a purchase price of €91,305,000, subject to a post-closing adjustment based on Exagroup's working capital and debt, pursuant to the Share Purchase Agreement dated March 2, 2015 among Bruno Dematté, Nicolas Dematté, Marise Dematté, New Deminvest, Kara Invest, and CM-CIC Investissement, as sellers, and Vistaprint Italy as the buyer. All shareholders of Exagroup sold the entirety of their Exagroup holdings to Vistaprint Italy at the closing, with the exception of Nicolas Dematté and Marise Dematté (the “Remaining Shareholders”), who each retained a 15% ownership interest in Exagroup.

At the closing, Vistaprint Italy and each of the Remaining Shareholders entered into reciprocal put and call options with respect to the 30% of Exagroup shares held by the Remaining Shareholders, pursuant to which each of the Remaining Shareholders has the right to put his or her Exagroup shares to Vistaprint Italy for a period of 30 days beginning on April 15, 2019. If one or both of the Remaining Shareholders does not exercise his or her put option, then Vistaprint Italy has the right to exercise its call option on such Remaining Shareholder's Exagroup shares for a period of 30 days beginning on January 10, 2020. If the put or call options are exercised, the aggregate purchase and sale price for such shares will be between €39 million and €47 million, depending on Exagroup’s achievement of certain revenue targets for calendar year 2017.

The foregoing description is not a complete description of the parties’ rights and obligations under the Share Purchase Agreement or options and is qualified by reference to the full text and terms of each of those agreements, which were filed as exhibits to Cimpress' current report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2015 and incorporated herein by reference.

Item 8.01. Other Events

On April 17, 2015, Vistaprint Italy completed its previously announced acquisition of 100% of the share capital of druck.at Druck-und Handelsgesellschäft mbH, a limited liability company under Austrian law, for a total purchase price of €23,300,000, including €20,000,000 paid in cash at closing and a deferred payment of €3,300,000 to be paid in cash or ordinary shares of Cimpress N.V. in 2017 at the earliest.

Item 9.01. Financial Statements and Exhibits

The following are incorporated by reference to this report from Cimpress' current report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2015:

Exhibit No.	Description
2.1	Share Purchase Agreement dated March 2, 2015 among Vistaprint Italy S.R.L., Bruno Dematté, Nicolas Dematté, Marise Dematté, New Deminvest, Kara Invest and CM-CIC Investissement SAS.
2.2	Form of Put Option between Vistaprint Italy S.R.L. and Nicolas Dematté
2.3	Form of Put Option between Vistaprint Italy S.R.L. and Marise Dematté
2.4	Form of Call Option between Vistaprint Italy S.R.L. and Nicolas Dematté
2.5	Form of Call Option between Vistaprint Italy S.R.L. and Marise Dematté

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2015	CIMPRESS N.V.

	By:	/s/Ernst J. Teunissen
Ernst J. Teunissen
Executive Vice President and Chief Financial Officer